EXHIBIT 99.13:
                                 -------------

                        INVESTMENT REPRESENTATION LETTER.



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                           UNDISCOVERED MANAGERS, LLC
                              Plaza of the Americas
                             700 North Pearl Street
                               Dallas, Texas 75201




                                                              December 16, 1997



Undiscovered Managers Funds
Plaza of the Americas
700 North Pearl Street
Dallas, Texas 75201

Gentlemen:

         In connection with your sale to us today of 8,000 shares (the "Shares") of beneficial interest in Undiscovered Managers Small Cap Value Fund (the "Fund"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is in reliance on the sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment and for our own account as the sole beneficial owner hereof, and not with a view to or in connection with any resale or distribution of any or all of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except upon repurchase or redemption by the Fund unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that such sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules and regulations promulgated thereunder.


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         This letter is intended to take effect as an instrument under seal and is delivered at Dallas, Texas as of the date above written.

                                          Very truly yours,

                                          UNDISCOVERED MANAGERS, LLC



                                          By: /s/ Mark P. Hurley
                                              ---------------------------------
                                              Mark P. Hurley, President and CEO